Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

LARGE CAP VALUE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
JULY 31, 2008


RIVERSOURCE LARGE CAP VALUE FUND
SEEKS TO PROVIDE SHAREHOLDERS WITH
LONG-TERM GROWTH OF CAPITAL.

                                                    (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

PHOTO - BANNIGAN -
LEWIS
    Patrick T.
 Bannigan (left)
Stephen R. Lewis,
   Jr. (right)
                            Dear Fellow Shareholder,
                            The majority of today's workers are finding themselves responsible for funding their own retirement through 401(k)s, 403(b)s and IRAs, which can be a positive development. However, today's rising health care costs, inflation and dropping retirement account values have hit many retirees hard, and put retirement dreams on hold for approximately 27% of workers age 45 and older, according to an AARP survey released in May 2008.

Since retirement could last up to 20 years or more for many retirees, it's important to take the long-term view. Unfortunately, many investors now realize they may not have adequately factored in the havoc a bear market could wreak on their retirement savings or the impact of rising gas and food prices on daily living expenses. Unexpected economic events such as these make careful planning for retirement all the more important, as retirees today and in the future are likely to see a number of up and down markets and economic cycles in their lifetimes.

KEEPING UP WITH THE COST OF LIVING
Company medical plans for retirees have gone the way of the B&W TV; there are still a few around, but they're disappearing rapidly. A July 2008 study by Hewitt Research Associates concludes employees actually will need to replace 126% of their salary once inflation and increased medical costs are included in the calculations. The 2008 Tiburon Consumer Wealth Report reports that a couple planning to retire in 2008 at the age of 65 will need $225,000 just to cover their medical expenses during retirement.

PLAN FOR YOUR RETIREMENT BY WORKING WITH A FINANCIAL PROFESSIONAL
A financial professional can help you establish goals for retirement income and develop a plan for saving and investing to achieve those goals.

Several retirement-focused RiverSource investment strategies, such as RiverSource(R) Portfolio Builder Series, RiverSource(R) Income Builder Series

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------

and RiverSource Retirement Plus(R) Series, can help remove emotion from your investing decisions through the application of

    > built-in diversification and asset allocation,

    > risk management,

    > automatic rebalancing and

    > professional portfolio management.

MORE INVESTMENT OPTIONS
RiverSource Investments also offers more than 50 single-strategy mutual funds designed to help you fully diversify your portfolio, and our Advanced Alpha(SM) Strategies funds, which are meant to potentially generate increased alpha (a risk-adjusted measure of above-market returns).

Talk with your financial professional about which RiverSource funds or series of funds might best meet your needs today and in the years to come.

Thank you for choosing RiverSource mutual funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.             /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.                 Patrick T. Bannigan
                                      President, RiverSource Funds
Chairman of the Boards

DID YOU KNOW...
--------------------------------------------------------------------------------

> Two-thirds of baby boomers are dependent on their homes as a retirement asset.(1)
> Nearly one-quarter of adults between the ages of 65 and 74 are in the workforce, up from 19% in 2000.(2)
> Twenty-seven percent of workers age 45 and older said they had put their retirement plans on hold because of the slowing economy.(3)

1 Tiburon Strategic Advisors Consumer Wealth, Liquidation, & the Retirement Income Challenge Report, May 23, 2008
2    Bureau of Labor Statistics
3    AARP survey, May 13, 2008

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------

For more information about any of our RiverSource Funds, go online to RiverSource.com or call (888) 791-3380. Customer Service Representatives are available to answer your questions Monday through Friday from 8 a.m. to 5 p.m. Central time.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES,
RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND
CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS,
WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION
ABOUT THE FUNDS, CALL (888) 791-3380. READ THE
PROSPECTUS CAREFULLY BEFORE INVESTING.

Neither diversification or asset allocation assure a profit or protect against loss.

There is no guarantee that the strategies discussed will be successful.

The RiverSource Retirement Plus, Income Builder, and
Portfolio Builder Series funds are "funds of funds" comprised of holdings in several different
RiverSource Funds, which may include small-cap, mid-cap, large-cap, money market, international, bond, and/or sector funds. Each of the underlying funds in which the portfolio invests has its own investment risks, and those risks can affect the value of each portfolio's shares and investments.
There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. Non-investment grade securities generally have more volatile prices and carry more risk to principal and income than investment grade securities.
International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small- and mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies. See the Funds' prospectus for more information on these and other risks that may be associated with the underlying funds.

Alternative investments involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above average tolerance for risk.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Not all products and all shares classes are available at all firms offering RiverSource funds.

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      6

The Fund's Long-term Performance ...     12

Fund Expenses Example...............     14

Portfolio of Investments............     16

Financial Statements................     22

Notes to Financial Statements.......     28

Report of Independent Registered
   Public Accounting Firm...........     48

Federal Income Tax Information......     50

Board Members and Officers..........     51

Approval of Investment Management
   Services Agreement...............     55

Proxy Voting........................     58

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

                       RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Large Cap Value Fund (the Fund) Class A shares declined 18.65%, excluding sales charge, for the 12-month period ended July 31, 2008.

> The Fund's benchmark, the Russell 1000(R) Value Index, fell 15.15% during the same annual period.

> The Fund's peer group, the Lipper Large-Cap Value Funds Index, declined 14.23% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended July 31, 2008)
--------------------------------------------------------------------------------

                                                                       Since
                                   1 year     3 years    5 years    inception(a)
-------------------------------------------------------------------------------------
RiverSource Large Cap Value
  Fund Class A (excluding sales
  charge)                          -18.65%    +0.00%     +5.26%       +4.63%
-------------------------------------------------------------------------------------
Russell 1000 Value Index
  (unmanaged)                      -15.15%    +2.42%     +8.52%       +7.03%
-------------------------------------------------------------------------------------
Lipper Large-Cap Value Funds
  Index                            -14.23%    +2.27%     +7.22%       +5.76%
-------------------------------------------------------------------------------------

(a) Fund data is from June 27, 2002. Russell 1000 Value Index and Lipper peer group data is from July 1, 2002.

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

--------------------------------------------------------------------------------

 2 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
----------------------------------------


          STYLE
VALUE    BLEND    GROWTH
   X                       LARGE
                           MEDIUM        SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                         Total      Net expenses
----------------------------------------------------
Class A                  1.31%         1.31%
----------------------------------------------------
Class B                  2.07%         2.07%
----------------------------------------------------
Class C                  2.08%         2.08%
----------------------------------------------------
Class I                  0.86%         0.86%
----------------------------------------------------
Class R2                 1.65%         1.65%
----------------------------------------------------
Class R3                 1.39%         1.39%
----------------------------------------------------
Class R4                 1.15%         1.06%(a)
----------------------------------------------------
Class R5                 0.92%         0.92%
----------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.07 for the year ended July 31, 2008), will not exceed 1.13% for Class R4.

--------------------------------------------------------------------------------

                       RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT JULY 31, 2008
                                                                      SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS    INCEPTION
 Class A (inception 6/27/02)         -18.65%    +0.00%    +5.26%      +4.63%
----------------------------------------------------------------------------------
 Class B (inception 6/27/02)         -19.35%    -0.77%    +4.46%      +3.84%
----------------------------------------------------------------------------------
 Class C (inception 6/27/02)         -19.25%    -0.78%    +4.48%      +3.83%
----------------------------------------------------------------------------------
 Class I (inception 3/4/04)          -18.41%    +0.43%      N/A       +2.62%
----------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)       -18.44%      N/A       N/A      -10.19%
----------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)       -18.38%      N/A       N/A      -10.05%
----------------------------------------------------------------------------------
 Class R4 (inception 6/27/02)        -17.99%    +0.38%    +5.59%      +4.93%
----------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)       -18.41%      N/A       N/A       -9.88%
----------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 6/27/02)         -23.34%    -1.97%    +4.04%      +3.62%
----------------------------------------------------------------------------------
 Class B (inception 6/27/02)         -23.01%    -1.75%    +4.18%      +3.84%
----------------------------------------------------------------------------------
 Class C (inception 6/27/02)         -19.98%    -0.78%    +4.48%      +3.83%
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 4 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

AT JUNE 30, 2008
                                                                      SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS    INCEPTION
 Class A (inception 6/27/02)         -20.67%    +1.24%    +5.82%      +4.95%
----------------------------------------------------------------------------------
 Class B (inception 6/27/02)         -21.38%    +0.47%    +4.97%      +4.15%
----------------------------------------------------------------------------------
 Class C (inception 6/27/02)         -21.28%    +0.46%    +5.00%      +4.14%
----------------------------------------------------------------------------------
 Class I (inception 3/4/04)          -20.29%    +1.66%      N/A       +3.01%
----------------------------------------------------------------------------------
 Class R2 (inception 12/11/06)       -20.68%      N/A       N/A      -10.04%
----------------------------------------------------------------------------------
 Class R3 (inception 12/11/06)       -20.42%      N/A       N/A       -9.74%
----------------------------------------------------------------------------------
 Class R4 (inception 6/27/02)        -20.21%    +1.53%    +6.09%      +5.21%
----------------------------------------------------------------------------------
 Class R5 (inception 12/11/06)       -20.33%      N/A       N/A       -9.58%
----------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 6/27/02)         -25.21%    -0.75%    +4.57%      +3.91%
----------------------------------------------------------------------------------
 Class B (inception 6/27/02)         -24.95%    -0.53%    +4.69%      +4.15%
----------------------------------------------------------------------------------
 Class C (inception 6/27/02)         -22.00%    +0.46%    +5.00%      +4.14%
----------------------------------------------------------------------------------

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only.

--------------------------------------------------------------------------------

                       RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholder,
RiverSource Large Cap Value Fund (the Fund) Class A shares declined 18.65%, excluding sales charge, for the fiscal year ended July 31, 2008. The Fund underperformed its benchmark, the Russell 1000(R) Value Index (Russell Index), which fell 15.15% and its peer group as represented by the Lipper Large-Cap Value Funds Index, which declined 14.23% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
The Fund's fiscal year was marked by intensified economic concerns and widespread credit uncertainty precipitated by subprime mortgage lending difficulties. The Fund faced a strong headwind because investors did not consider low valuation to be an attractive characteristic in choosing stocks. Given the Fund's emphasis on valuation as a selection criterion for portfolio holdings, the stocks that we preferred were generally out of favor during this time.
Stock selection had a negative impact on the Fund's return compared with the Russell Index, while sector allocations added value. The Fund's holdings in the information technology, consumer staples and industrials sectors outperformed the corresponding sectors within the Russell Index,

SECTOR DIVERSIFICATION(1) (at July 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Consumer Discretionary                               9.9%
--------------------------------------------------------------
Consumer Staples                                     7.1%
--------------------------------------------------------------
Energy                                              16.8%
--------------------------------------------------------------
Financials                                          21.5%
--------------------------------------------------------------
Health Care                                          8.6%
--------------------------------------------------------------
Industrials                                         11.2%
--------------------------------------------------------------
Information Technology                               9.1%
--------------------------------------------------------------
Materials                                            2.6%
--------------------------------------------------------------
Telecommunication Services                           7.4%
--------------------------------------------------------------
Utilities                                            4.5%
--------------------------------------------------------------
Other(2)                                             1.3%
--------------------------------------------------------------

(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

 6 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

but this was overshadowed by stock selection in the financials, health care, materials and consumer discretionary sectors.

Having a smaller financials position than the Russell Index was advantageous for the Fund; financial stocks struggled under the weight of credit market upheaval and the weak U.S. housing market. As expected in a declining equity market, the Fund's small cash position helped cushion performance as well. Offsetting some of this positive impact were the Fund's weightings in energy, utilities and consumer staples, which were smaller than those of the Russell Index, and an overweight in information technology.

Having smaller positions in WASHINGTON MUTUAL and GENERAL ELECTRIC compared with the Russell Index was advantageous. West coast savings and loan WASHINGTON MUTUAL is a large mortgage issuer and its stock was hard hit by the difficult credit and housing environment. GENERAL ELECTRIC has a high degree of sensitivity to economic activity and suffered as people began to worry more about slower U.S. and global economic growth. The Fund also benefited from its positions in QUALCOMM and FLOWSERVE, which were larger than those of the Russell Index. Communications equipment company QUALCOMM has begun to see traction with its third-generation cell phone chip and in July 2008 settled its legal issues

TOP TEN HOLDINGS (at July 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Exxon Mobil                                          5.6%
--------------------------------------------------------------
Chevron                                              3.6%
--------------------------------------------------------------
AT&T                                                 3.1%
--------------------------------------------------------------
Bank of America                                      3.0%
--------------------------------------------------------------
Pfizer                                               2.6%
--------------------------------------------------------------
Verizon Communications                               2.6%
--------------------------------------------------------------
ConocoPhillips                                       2.5%
--------------------------------------------------------------
General Electric                                     2.3%
--------------------------------------------------------------
JPMorgan Chase & Co                                  2.2%
--------------------------------------------------------------
Citigroup                                            1.6%
--------------------------------------------------------------

For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

--------------------------------------------------------------------------------

                       RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

with Nokia. FLOWSERVE makes valves and pumping machinery for industrial companies, particularly oil and gas and chemical companies, and has benefited from the high level of activity in those end markets.

The Fund's holdings of the government-sponsored FEDERAL HOME LOAN MORTGAGE CORP. (FREDDIE MAC) were the most significant individual detractor from return relative to the Russell Index. Though the majority of FREDDIE MAC'S business isn't directly connected to the subprime mortgage breakdown, continued weakness in the North American residential market hurt the company due to mortgage losses and performance of securities owned by the company. Mortgage lender COUNTRYWIDE FINANCIAL continued to suffer from credit market difficulties, but BANK OF AMERICA finally completed its takeover of the company and the Fund's small remaining holdings of COUNTRYWIDE converted into BANK OF AMERICA stock. Holdings of JOHNSON & JOHNSON also detracted from return. The consumer products firm suffered as raw material costs rose to a greater extent than the company was able to raise its prices.

Having no exposure to Occidental Petroleum detracted from return compared with the Russell Index. As strong energy sector performance pushed stock prices to levels that appeared overvalued to us, we focused on companies where we considered valuations reasonable and growth potential attractive. We preferred other energy stocks over Occidental Petroleum.

CHANGES TO THE FUND'S PORTFOLIO
In the first half of the year, we increased exposure to the consumer discretionary sector relative to the Russell Index. Stocks in this sector had become fairly inexpensive and we concluded that the Federal Reserve's efforts to fight economic deceleration by reducing short-term interest rates would benefit the sector. Also during the first half of the period, we decreased the Fund's utilities position relative to the Russell Index and increased exposure to the telecommunication services sector. Several telecommunication services stocks, specifically telephone companies, had become inexpensive and consequently quite attractive to us.

--------------------------------------------------------------------------------

 8 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The Fund faced a strong headwind because investors did not consider low valuation to be an attractive characteristic in choosing stocks.

The Fund's financials position decreased over the year, due partly to our active repositioning and market performance as financial stocks generally declined in value. We reduced the Fund's holdings of lending-based financial companies, specifically banks and savings and loans.

The Fund's energy position increased during the period and this also resulted from a combination of market performance and active management. The energy sector's steep appreciation boosted the Fund's energy weighting. In addition, we added to the Fund's holdings of energy services companies as selected stocks became relatively inexpensive and seemed poised to benefit from increased exploration and production activity.

We increased the Fund's information technology position. Technology stocks, particularly some of the larger, more mature companies, appear inexpensive to us. They also fit well with a developing portfolio theme - an emphasis on companies that we believe have relatively limited downside risk due to attractive valuations, but are positioned to capitalize on any improvement in economic activity.

OUR FUTURE STRATEGY
For the past year or more, using valuation as a factor in stock selection has been counterproductive. Valuations in the equity market were very tight, with little difference in a stock's valuation, whether it was a traditional growth stock or a traditional value stock. Under those conditions, it made sense to emphasize growth over value and growth stocks outperformed.

--------------------------------------------------------------------------------

                       RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------

Recently, we have begun to see greater variation in valuation, which leads us to believe valuation is likely to be a greater determinant of a stock's performance going forward. As a result, we have been increasing exposure to valuation-driven opportunities. An example is technology stocks, as discussed above.

In addition, the Fund's portfolio is positioned for a period of global economic deceleration, with a de-emphasis on global commodity-based industries. The Fund has smaller-than-Russell Index positions in areas such as energy and materials, particularly industrial metals such as aluminum and copper. We expect the tight supply and demand equation in the commodities markets to ease amid economic slowing, leading these companies to underperform.

Large-cap stocks still have roughly the same valuation as mid- and small-cap stocks. However, larger companies tend to have more stable business models, which can better withstand a decelerating economic environment, and they tend to have more international exposure, which may benefit from the tail end of the current period of dollar depreciation.

                              (PHOTO - BOB EWING)

                              Robert Ewing, CFA(R)
                               Portfolio Manager

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

--------------------------------------------------------------------------------

 10 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Large Cap Value Fund Class A shares (from 7/1/02 to 7/31/08)* as compared to the performance of two widely cited performance indices, the Russell 1000 Value Index and the Lipper Large-Cap Value Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from June 27, 2002. Russell 1000 Value Index and Lipper peer group data is from July 1, 2002.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at July 31, 2008
                                                                                      SINCE
                                            1 YEAR       3 YEARS      5 YEARS      INCEPTION(3)
RIVERSOURCE LARGE CAP VALUE FUND (INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000         $7,666       $9,421      $12,190        $12,421
---------------------------------------------------------------------------------------------------
        Average annual total return         -23.34%       -1.97%       +4.04%         +3.62%
---------------------------------------------------------------------------------------------------
RUSSELL 1000 VALUE INDEX(1)
        Cumulative value of $10,000          $8,485      $10,744      $15,050        $15,119
---------------------------------------------------------------------------------------------------
        Average annual total return         -15.15%       +2.42%       +8.52%         +7.03%
---------------------------------------------------------------------------------------------------
LIPPER LARGE-CAP VALUE FUNDS INDEX(2)
        Cumulative value of $10,000          $8,577      $10,697      $14,170        $14,060
---------------------------------------------------------------------------------------------------
        Average annual total return         -14.23%       +2.27%       +7.22%         +5.76%
---------------------------------------------------------------------------------------------------

Results for other share classes can be found on pages 4 and 5.

--------------------------------------------------------------------------------

 12 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE LARGE CAP VALUE FUND LINE GRAPH)

            RIVERSOURCE LARGE CAP
             VALUE FUND CLASS A        RUSSELL 1000     LIPPER LARGE-CAP VALUE
            (INCLUDES SALES CHARGE)    VALUE INDEX(1)   FUNDS INDEX(2)
            -----------------------    --------------   ------------------------
7/1/02           $ 9,425                    $ 10,000         $ 10,000
7/02               8,695                       9,070            9,136
7/03               9,610                      10,045            9,923
7/04              10,845                      11,821           11,424
7/05              12,420                      14,072           13,144
7/06              13,338                      15,703           14,276
7/07              15,268                      17,818           16,393
7/08              12,421                      15,119           14,060

(1) The Russell 1000 Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from June 27, 2002. Russell 1000 Value Index and Lipper peer group data is from July 1, 2002.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 14 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             FEB. 1, 2008    JULY 31, 2008    THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  876.30         $ 6.72           1.44%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.70         $ 7.22           1.44%
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  871.80         $10.24           2.20%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,013.92         $11.02           2.20%
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  871.30         $10.24           2.20%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,013.92         $11.02           2.20%
-------------------------------------------------------------------------------------------
Class I
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  876.80         $ 4.57            .98%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.99         $ 4.92            .98%
-------------------------------------------------------------------------------------------
Class R2
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  876.30         $ 7.98           1.71%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,016.36         $ 8.57           1.71%
-------------------------------------------------------------------------------------------
Class R3
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  876.30         $ 6.72           1.44%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,017.70         $ 7.22           1.44%
-------------------------------------------------------------------------------------------
Class R4
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  879.20         $ 4.77           1.02%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.79         $ 5.12           1.02%
-------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $  876.50         $ 4.71           1.01%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.84         $ 5.07           1.01%
-------------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended July 31, 2008: -12.37% for Class A, -12.82% for Class B, -12.87% for Class C, -12.32% for Class I,-12.37% for Class R2, -12.37% for Class R3, -12.08% for Class R4 and -12.35% for Class R5.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

JULY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

COMMON STOCKS (98.4%)
ISSUER                                            SHARES                    VALUE(A)
AEROSPACE & DEFENSE (4.6%)
Boeing                                                 7,055                $431,131
General Dynamics                                       2,153                 191,918
Goodrich                                               4,275                 210,074
Honeywell Intl                                        10,525                 535,091
L-3 Communications Holdings                            2,536                 250,278
Lockheed Martin                                        4,969                 518,416
Spirit AeroSystems Holdings Cl A                       3,905(b)               84,582
United Technologies                                    4,640                 296,867
                                                                     ---------------
Total                                                                      2,518,357
------------------------------------------------------------------------------------

AUTOMOBILES (0.1%)
Ford Motor                                            10,412(b)               49,978
------------------------------------------------------------------------------------

BEVERAGES (1.3%)
Coca-Cola                                              7,809                 402,163
Molson Coors Brewing Cl B                              2,476                 133,630
PepsiCo                                                2,852                 189,829
                                                                     ---------------
Total                                                                        725,622
------------------------------------------------------------------------------------

BIOTECHNOLOGY (0.9%)
Amgen                                                  3,923(b)              245,697
Genzyme                                                1,790(b)              137,204
ImClone Systems                                        1,795(b)              114,754
                                                                     ---------------
Total                                                                        497,655
------------------------------------------------------------------------------------

BUILDING PRODUCTS (0.3%)
Masco                                                  8,420                 138,846
------------------------------------------------------------------------------------

CAPITAL MARKETS (3.9%)
Bank of New York Mellon                                7,429                 263,730
Blackstone Group LP                                    5,659                 105,088
Goldman Sachs Group                                    1,773                 326,303
KKR Private Equity Investors LP Unit                   5,866                  77,433
Legg Mason                                             2,763                 111,487
Lehman Brothers Holdings                              21,149                 366,723

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)
CAPITAL MARKETS (CONT.)
Merrill Lynch & Co                                     6,517                $173,678
Morgan Stanley                                        11,799                 465,824
Oaktree Capital Group LLC Cl A Unit                    4,000(d,e)            112,000
State Street                                           1,556                 111,472
                                                                     ---------------
Total                                                                      2,113,738
------------------------------------------------------------------------------------

CHEMICALS (1.4%)
Dow Chemical                                          11,730                 390,726
Eastman Chemical                                       1,550                  92,938
EI du Pont de
 Nemours & Co                                          6,458                 282,925
                                                                     ---------------
Total                                                                        766,589
------------------------------------------------------------------------------------

COMMERCIAL BANKS (2.7%)
Fifth Third Bancorp                                   14,281                 199,506
PNC Financial Services Group                           4,041                 288,083
SunTrust Banks                                         2,954                 121,291
Wachovia                                              27,982                 483,249
Wells Fargo & Co                                      11,853                 358,790
                                                                     ---------------
Total                                                                      1,450,919
------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (2.1%)
Cisco Systems                                         16,949(b)              372,709
Motorola                                              15,682                 135,492
Nokia ADR                                             12,391(c)              338,522
QUALCOMM                                               4,985                 275,870
                                                                     ---------------
Total                                                                      1,122,593
------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (2.5%)
Dell                                                   3,489(b)               85,725
Hewlett-Packard                                       14,168                 634,726
IBM                                                    4,392                 562,088
SanDisk                                                3,795(b)               53,510
                                                                     ---------------
Total                                                                      1,336,049
------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 16 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

CONSTRUCTION & ENGINEERING (0.5%)
Fluor                                                  1,566                $127,394
KBR                                                    4,723                 134,606
                                                                     ---------------
Total                                                                        262,000
------------------------------------------------------------------------------------

CONSUMER FINANCE (0.6%)
American Express                                       4,751                 176,357
Capital One Financial                                  3,323                 139,101
                                                                     ---------------
Total                                                                        315,458
------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (7.1%)
Apollo Mgmt LP                                        11,000(d,e)            154,000
Bank of America                                       49,900               1,641,709
Citigroup                                             47,000                 878,430
JPMorgan Chase & Co                                   29,783               1,210,083
                                                                     ---------------
Total                                                                      3,884,222
------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (6.6%)
AT&T                                                  55,258               1,702,499
Deutsche Telekom                                       9,220(c)              159,589
Frontier Communications                                7,353                  85,001
Qwest Communications Intl                             12,281                  47,036
Telefonica                                             3,200(c)               83,024
Verizon Communications                                41,329               1,406,839
Windstream                                             7,157                  85,311
                                                                     ---------------
Total                                                                      3,569,299
------------------------------------------------------------------------------------

ELECTRIC UTILITIES (3.2%)
Entergy                                                4,474                 478,360
Exelon                                                 6,249                 491,296
FPL Group                                              2,032                 131,125
PPL                                                    2,763                 129,750
Southern                                              15,043                 532,373
                                                                     ---------------
Total                                                                      1,762,904
------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.4%)
Emerson Electric                                       4,023                 195,920
------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (0.2%)
Tyco Electronics                                       3,241(c)              107,407
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

ENERGY EQUIPMENT & SERVICES (2.1%)
Baker Hughes                                           2,244                $186,050
Halliburton                                            4,770                 213,791
Natl Oilwell Varco                                     2,706(b)              212,773
Schlumberger                                           1,353                 137,465
Transocean                                             1,683(b)              228,939
Weatherford Intl                                       4,084(b)              154,089
                                                                     ---------------
Total                                                                      1,133,107
------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (1.4%)
CVS Caremark                                           3,962                 144,613
Safeway                                                3,367                  89,966
Walgreen                                               2,069                  71,049
Wal-Mart Stores                                        8,024                 470,368
                                                                     ---------------
Total                                                                        775,996
------------------------------------------------------------------------------------

FOOD PRODUCTS (0.6%)
Kellogg                                                3,759                 199,452
Kraft Foods Cl A                                       3,702                 117,798
                                                                     ---------------
Total                                                                        317,250
------------------------------------------------------------------------------------

GAS UTILITIES (0.3%)
ONEOK                                                  3,932                 178,827
------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.4%)
Boston Scientific                                     16,981(b)              201,904
------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (1.6%)
Aetna                                                  5,504                 225,718
Cardinal Health                                        2,963                 159,202
CIGNA                                                  3,749                 138,788
Humana                                                 2,704(b)              118,733
McKesson                                               1,744                  97,647
UnitedHealth Group                                     4,000                 112,320
                                                                     ---------------
Total                                                                        852,408
------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (0.4%)
Darden Restaurants                                     2,021                  65,824
Intl Game Technology                                   3,402                  73,857
Marriott Intl Cl A                                     3,953                 102,423
                                                                     ---------------
Total                                                                        242,104
------------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

HOUSEHOLD DURABLES (1.8%)
Centex                                                10,238                $150,294
DR Horton                                             17,395                 193,432
Harman Intl Inds                                       2,504                 103,090
Hovnanian Enterprises Cl A                            12,778(b)               89,829
KB Home                                               12,588                 221,423
Lennar Cl A                                            6,415                  77,622
Whirlpool                                              1,820                 137,774
                                                                     ---------------
Total                                                                        973,464
------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (1.1%)
Clorox                                                 1,485                  80,933
Colgate-Palmolive                                      1,237                  91,872
Procter & Gamble                                       6,592                 431,644
                                                                     ---------------
Total                                                                        604,449
------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (2.9%)
3M                                                     1,489                 104,811
General Electric                                      44,447               1,257,406
Tyco Intl                                              4,304(c)              191,786
                                                                     ---------------
Total                                                                      1,554,003
------------------------------------------------------------------------------------

INSURANCE (6.3%)
ACE                                                   12,336(c)              625,435
AFLAC                                                  8,764                 487,366
American Intl Group                                   18,887                 492,006
Arch Capital Group                                     1,483(b,c)            103,410
Assured Guaranty                                       2,840(c)               32,546
Chubb                                                  4,870                 233,955
Endurance Specialty Holdings                           2,484(c)               76,010
Hartford Financial Services Group                      8,021                 508,451
Max Capital Group                                      2,561(c)               60,107
MetLife                                                3,986                 202,369
Prudential Financial                                   8,080                 557,278
Validus Holdings                                       1,388(c)               31,660
XL Capital Cl A                                        1,882(c)               33,669
                                                                     ---------------
Total                                                                      3,444,262
------------------------------------------------------------------------------------

IT SERVICES (0.6%)
Automatic Data Processing                              4,232                 180,749
Electronic Data Systems                                4,409                 109,387
MasterCard Cl A                                          237                  57,864
                                                                     ---------------
Total                                                                        348,000
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

MACHINERY (2.5%)
Caterpillar                                            3,092                $214,956
Danaher                                                1,340                 106,731
Deere & Co                                             6,019                 422,293
Flowserve                                              2,599                 346,551
Ingersoll-Rand Cl A                                    1,519(c)               54,684
Parker Hannifin                                        3,555                 219,272
                                                                     ---------------
Total                                                                      1,364,487
------------------------------------------------------------------------------------

MEDIA (5.5%)
Comcast Cl A                                          11,717                 241,605
Comcast Special Cl A                                   7,596                 156,022
News Corp Cl A                                        33,510                 473,496
Sirius XM Radio                                      104,331(b)              166,930
Time Warner                                           42,098                 602,844
Viacom Cl B                                            6,215(b)              173,585
Virgin Media                                          31,552(e)              354,013
Vivendi                                                9,607(c)              401,635
Walt Disney                                           14,078                 427,267
                                                                     ---------------
Total                                                                      2,997,397
------------------------------------------------------------------------------------

METALS & MINING (0.5%)
Alcoa                                                  7,455                 251,606
------------------------------------------------------------------------------------

MULTILINE RETAIL (0.8%)
JC Penney                                              5,530                 170,490
Kohl's                                                 2,341(b)               98,111
Target                                                 3,237                 146,410
                                                                     ---------------
Total                                                                        415,011
------------------------------------------------------------------------------------

MULTI-UTILITIES (0.9%)
Dominion Resources                                     6,826                 301,573
Xcel Energy                                           10,422                 209,065
                                                                     ---------------
Total                                                                        510,638
------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (14.6%)
Anadarko Petroleum                                     1,142                  66,133
BP ADR                                                 4,276(c)              262,717
Chesapeake Energy                                      1,298                  65,095
Chevron                                               22,856               1,932,703
ConocoPhillips                                        16,415               1,339,792
Devon Energy                                           3,863                 366,560
Exxon Mobil                                           37,576               3,022,238
Marathon Oil                                           3,522                 174,233
Royal Dutch Shell ADR                                  2,781(c)              196,867
Total                                                  7,139(c)              546,574
                                                                     ---------------
Total                                                                      7,972,912
------------------------------------------------------------------------------------

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 18 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

PAPER & FOREST PRODUCTS (0.7%)
Intl Paper                                             7,476                $207,234
Weyerhaeuser                                           2,962                 158,349
                                                                     ---------------
Total                                                                        365,583
------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.5%)
Avon Products                                          4,928                 208,947
Herbalife                                              1,484(c)               64,094
                                                                     ---------------
Total                                                                        273,041
------------------------------------------------------------------------------------

PHARMACEUTICALS (5.7%)
Bristol-Myers Squibb                                  20,512                 433,213
Johnson & Johnson                                      5,384                 368,642
Merck & Co                                            13,623                 448,197
Pfizer                                                75,357               1,406,914
Schering-Plough                                        3,536                  74,539
Wyeth                                                  9,159                 371,123
                                                                     ---------------
Total                                                                      3,102,628
------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.2%)
Apartment Investment & Management Cl A                 3,270                 111,736
------------------------------------------------------------------------------------

ROAD & RAIL (0.1%)
Hertz Global Holdings                                  6,520(b)               55,616
------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.6%)
Advanced Micro Devices                                30,146(b)              126,915
Atmel                                                 27,856(b)               98,332
Infineon Technologies                                  6,770(b,c)             50,822
Infineon Technologies ADR                              8,275(b,c)             62,228
Intel                                                 21,913                 486,250
Micron Technology                                     38,110(b)              184,071
ON Semiconductor                                       6,124(b)               57,504
Spansion Cl A                                         28,780(b)               65,906
Teradyne                                              18,655(b)              174,797
Texas Instruments                                      4,465                 108,857
                                                                     ---------------
Total                                                                      1,415,682
------------------------------------------------------------------------------------

SOFTWARE (1.1%)
Microsoft                                             17,694                 455,090
Oracle                                                 7,653(b)              164,769
                                                                     ---------------
Total                                                                        619,859
------------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                    VALUE(A)

SPECIALTY RETAIL (1.3%)
Gap                                                    4,539                 $73,169
Home Depot                                             9,240                 220,189
Lowe's Companies                                      10,635                 216,103
TJX Companies                                          5,067                 170,809
                                                                     ---------------
Total                                                                        680,270
------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.6%)
Freddie Mac                                           42,734                 349,137
------------------------------------------------------------------------------------

TOBACCO (2.1%)
Altria Group                                          13,961                 284,106
Philip Morris Intl                                    15,131                 781,517
UST                                                    1,341                  70,550
                                                                     ---------------
Total                                                                      1,136,173
------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (0.8%)
Sprint Nextel                                         14,119                 114,929
Vodafone Group ADR                                    11,342(c)              304,306
                                                                     ---------------
Total                                                                        419,235
------------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $58,190,075)                                                      $53,484,341
------------------------------------------------------------------------------------

MONEY MARKET FUND (1.3%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund, 2.54%             679,485(f)             $679,485
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $679,485)                                                           $679,485
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $58,869,560)(g)                                                  $54,163,826
===================================================================================

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  19

INVESTMENTS IN DERIVATIVES
FORWARD FOREIGN CURRENCY CONTRACTS OPEN AT JULY 31, 2008

                                          CURRENCY TO BE          CURRENCY TO BE       UNREALIZED
EXCHANGE DATE                               DELIVERED                RECEIVED         DEPRECIATION
--------------------------------------------------------------------------------------------------
Aug. 1, 2008                                          32,973            51,383             $(45)
                                      European Monetary Unit       U.S. Dollar

NOTES TO PORTFOLIO OF INVESTMENTS
(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2008, the value of foreign securities represented 7.0% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2008, the value of these securities amounted to $266,000 or 0.5% of net assets.

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to procedures approved, in good faith, by the Fund's Board of Directors. Information concerning such security holdings at July 31, 2008, is as follows:

                                                ACQUISITION
SECURITY                                           DATES                    COST
----------------------------------------------------------------------------------
Apollo Mgmt LP*                            08-02-07 thru 01-16-08         $242,920
Oaktree Capital Group LLC Cl A Unit*       05-21-07 thru 07-19-07          164,500
Virgin Media                               01-05-06 thru 04-10-08          645,420

     * Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(f) Affiliated Money Market Fund - See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at July 31, 2008.

(g) At July 31, 2008, the cost of securities for federal income tax purposes was $60,286,046 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                           $  5,408,118
Unrealized depreciation                                            (11,530,338)
------------------------------------------------------------------------------
Net unrealized depreciation                                       $ (6,122,220)
------------------------------------------------------------------------------

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

--------------------------------------------------------------------------------

 20 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  21

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers (identified cost $58,190,075)           $53,484,341
   Affiliated money market fund (identified cost $679,485)          679,485
---------------------------------------------------------------------------
Total investments in securities (identified cost
   $58,869,560)                                                  54,163,826
Capital shares receivable                                            25,614
Dividends receivable                                                120,368
Receivable for investment securities sold                           726,237
---------------------------------------------------------------------------
Total assets                                                     55,036,045
---------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                              146,101
Payable for investment securities purchased                         463,454
Unrealized depreciation on forward foreign currency
   contracts                                                             45
Accrued investment management services fees                             905
Accrued distribution fees                                               466
Accrued transfer agency fees                                             65
Accrued administrative services fees                                     90
Other accrued expenses                                               90,754
---------------------------------------------------------------------------
Total liabilities                                                   701,880
---------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $54,334,165
===========================================================================
REPRESENTED BY
Capital stock - $.01 par value                                  $   130,021
Additional paid-in capital                                       59,563,353
Undistributed net investment income                                 491,247
Accumulated net realized gain (loss)                             (1,144,717)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies                                                    (4,705,739)
---------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $54,334,165
===========================================================================

--------------------------------------------------------------------------------

 22 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

JULY 31, 2008

NET ASSET VALUE PER SHARE
                                   NET ASSETS    SHARES OUTSTANDING    NET ASSET VALUE PER SHARE
Class A                           $35,085,132             8,397,421                        $4.18(1)
Class B                           $ 7,328,116             1,765,846                        $4.15
Class C                           $   659,182               159,562                        $4.13
Class I                           $11,230,530             2,671,840                        $4.20
Class R2                          $     3,187                   763                        $4.18
Class R3                          $     3,192                   763                        $4.18
Class R4                          $    21,573                 5,115                        $4.22
Class R5                          $     3,253                   763                        $4.26
------------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $4.44. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  23

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2008

INVESTMENT INCOME
Income:
Dividends                                                       $  2,003,351
Income distributions from affiliated money market fund                89,627
      Less foreign taxes withheld                                    (12,625)
----------------------------------------------------------------------------
Total income                                                       2,080,353
----------------------------------------------------------------------------
Expenses:
Investment management services fees                                  401,168
Distribution fees
   Class A                                                           123,733
   Class B                                                           118,887
   Class C                                                             8,842
   Class R2                                                               19
   Class R3                                                                9
Transfer agency fees
   Class A                                                           102,465
   Class B                                                            26,100
   Class C                                                             1,909
   Class R2                                                                2
   Class R3                                                                2
   Class R4                                                               15
   Class R5                                                                2
Administrative services fees                                          45,929
Plan administration services fees
   Class R2                                                                9
   Class R3                                                                9
   Class R4                                                               75
Compensation of board members                                          1,406
Custodian fees                                                        48,440
Printing and postage                                                  41,295
Registration fees                                                     71,110
Professional fees                                                     39,424
Other                                                                  6,027
----------------------------------------------------------------------------
Total expenses                                                     1,036,877
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                                    (123)
   Earnings and bank fee credits on cash balances                     (2,151)
----------------------------------------------------------------------------
Total net expenses                                                 1,034,603
----------------------------------------------------------------------------
Investment income (loss) - net                                     1,045,750
----------------------------------------------------------------------------

--------------------------------------------------------------------------------

 24 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

YEAR ENDED JULY 31, 2008

REALIZED AND UNREALIZED GAIN (LOSS) - NET
Net realized gain (loss) on:
   Security transactions                                        $    930,456
   Foreign currency transactions                                        (649)
   Futures contracts                                                  (2,300)
----------------------------------------------------------------------------
Net realized gain (loss) on investments                              927,507
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
      currencies                                                 (16,296,453)
----------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            (15,368,946)
----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $(14,323,196)
============================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  25

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED JULY 31,                                            2008            2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                            $  1,045,750    $    917,420
Net realized gain (loss) on investments                         927,507       7,965,867
Net change in unrealized appreciation (depreciation) on
   investments and
   on translation of assets and liabilities in foreign
   currencies                                               (16,296,453)      4,751,162
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                               (14,323,196)     13,634,449
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                                  (682,628)       (754,607)
      Class B                                                   (32,633)        (58,266)
      Class C                                                    (4,493)         (4,777)
      Class I                                                  (311,395)       (250,586)
      Class R2                                                      (49)            (78)
      Class R3                                                      (60)            (78)
      Class R4                                                     (623)           (453)
      Class R5                                                       --             (79)
   Net realized gain
      Class A                                                (4,625,594)     (9,225,989)
      Class B                                                (1,148,253)     (2,795,600)
      Class C                                                   (84,730)       (166,141)
      Class I                                                (1,493,181)     (2,248,825)
      Class R2                                                     (369)           (708)
      Class R3                                                     (369)           (708)
      Class R4                                                   (3,183)         (5,335)
      Class R5                                                     (369)           (708)
---------------------------------------------------------------------------------------
Total distributions                                          (8,387,929)    (15,512,938)
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 26 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

YEAR ENDED JULY 31,                                            2008            2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales Class A shares                         $  4,629,689    $ 10,152,788
   Class B shares                                               701,838       1,711,166
   Class C shares                                               135,278         211,888
   Class I shares                                             2,612,695       2,650,378
   Class R2 shares                                                   --           5,000
   Class R3 shares                                                   --           5,000
   Class R4 shares                                                1,000           1,000
   Class R5 shares                                                   --       2,488,893
Reinvestment of distributions at net asset value
   Class A shares                                             5,196,120       9,755,373
   Class B shares                                             1,166,160       2,826,941
   Class C shares                                                87,581         162,715
   Class I shares                                             1,804,061       2,498,502
   Class R4 shares                                                2,650           3,775
Payments for redemptions
   Class A shares                                           (22,746,329)    (19,024,336)
   Class B shares                                            (6,130,946)     (8,203,518)
   Class C shares                                              (340,594)       (420,058)
   Class I shares                                            (5,559,082)     (1,080,983)
   Class R4 shares                                              (10,330)             --
   Class R5 shares                                                   --      (2,561,087)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                             (18,450,209)      1,183,437
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                     (41,161,334)       (695,052)
Net assets at beginning of year                              95,495,499      96,190,551
---------------------------------------------------------------------------------------
Net assets at end of year                                  $ 54,334,165    $ 95,495,499
=======================================================================================
Undistributed net investment income                        $    491,247    $    496,785
---------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  27

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Large Cap Value Fund (the Fund) is a series of RiverSource Large Cap Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Large Cap Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At July 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-

--------------------------------------------------------------------------------

 28 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At July 31, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at July 31, 2008 was $620,013 representing 1.14% of net assets. These securities may be valued at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT 29 be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At July 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At July 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign

--------------------------------------------------------------------------------

 30 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures contracts, re-characterization of REIT distributions, investments in partnerships and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT 31 dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $19,407 and accumulated net realized loss has been decreased by $19,407.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED JULY 31,                                    2008         2007*
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income...........................    $1,307,656    $2,470,246
      Long-term capital gain....................     4,000,566     7,510,350
CLASS B
Distributions paid from:
      Ordinary income...........................       187,794       578,128
      Long-term capital gain....................       993,092     2,275,738
CLASS C
Distributions paid from:
      Ordinary income...........................        15,942        35,672
      Long-term capital gain....................        73,281       135,246
CLASS I
Distributions paid from:
      Ordinary income...........................       513,160       668,771
      Long-term capital gain....................     1,291,416     1,830,640
CLASS R2
Distributions paid from:
      Ordinary income...........................            99           210
      Long-term capital gain....................           319           576
CLASS R3
Distributions paid from:
      Ordinary income...........................           110           210
      Long-term capital gain....................           319           576
CLASS R4
Distributions paid from:
      Ordinary income...........................         1,053         1,445
      Long-term capital gain....................         2,753         4,343
CLASS R5
Distributions paid from:
      Ordinary income...........................            50           211
      Long-term capital gain....................           319           576

* Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception date) to July 31, 2007.

--------------------------------------------------------------------------------

 32 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

At July 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..............................    $    498,551
Undistributed accumulated long-term gain...................    $    265,156
Unrealized appreciation (depreciation).....................    $ (6,122,916)

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of July 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Aug. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  33

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.375% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Large-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $58,120 for the year ended July 31, 2008. The management fee for the year ended July 31, 2008 was 0.53% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the year ended July 31, 2008 was 0.06% of the Fund's average daily net assets.

OTHER FEES

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended July 31, 2008, other expenses paid to this company were $447.

COMPENSATION OF BOARD MEMBERS

Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

--------------------------------------------------------------------------------

 34 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

TRANSFER AGENCY FEES

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $228,000 and $5,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES

Sales charges received by the Distributor for distributing Fund shares were $51,849 for Class A, $12,242 for Class B and $43 for Class C for the year ended July 31, 2008.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  35

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES

For the year ended July 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class R2....................................................        1.41%
Class R3....................................................        1.15
Class R4....................................................        0.81

The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4....................................................    $30

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2....................................................    $ 9
Class R3....................................................      9
Class R4....................................................     75

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class R4....................................................        1.13%

* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS

During the year ended July 31, 2008, the Fund's custodian and transfer agency fees were reduced by $2,151 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $18,259,592 and $41,262,559, respectively, for the year ended July 31, 2008. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

 36 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                 YEAR ENDED JULY 31, 2008
                                            ISSUED FOR
                                            REINVESTED                             NET
                                SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                         972,781      1,043,398       (4,547,178)       (2,530,999)
Class B                         144,597        234,640       (1,285,647)         (906,410)
Class C                          26,989         17,693          (69,667)          (24,985)
Class I                         513,889        361,535       (1,138,246)         (262,822)
Class R4                            213            530           (2,217)           (1,474)
----------------------------------------------------------------------------------------------

                                                 YEAR ENDED JULY 31, 2007
                                            ISSUED FOR
                                            REINVESTED                             NET
                                SOLD       DISTRIBUTIONS     REDEEMED      INCREASE (DECREASE)
----------------------------------------------------------------------------------------------
Class A                       1,700,418      1,738,926       (3,203,244)          236,100
Class B                         290,285        506,620       (1,386,106)         (589,201)
Class C                          36,321         29,213          (71,502)           (5,968)
Class I                         440,786        443,784         (184,695)          699,875
Class R2*                           763             --               --               763
Class R3*                           763             --               --               763
Class R4                            165            671               --               836
Class R5*                       439,307             --         (438,544)              763
----------------------------------------------------------------------------------------------

*    For the period from Dec. 11, 2006 (inception date) to July 31, 2007.

5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $25,920,004 and $28,557,816, respectively, for the year ended July 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at July 31, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT 37 agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended July 31, 2008.

7. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings,

--------------------------------------------------------------------------------

 38 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT and have made regular reports to the RiverSource Funds' Boards of Directors/ Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  39

8. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.71          $5.88          $5.83          $5.34          $4.98
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .07(b)         .06(b)         .09            .06            .04
Net gains (losses) (both realized and
 unrealized)                              (1.05)           .77            .32            .70            .59
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.98)           .83            .41            .76            .63
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.07)          (.07)          (.07)          (.04)          (.03)
Distributions from realized gains          (.48)          (.93)          (.29)          (.23)          (.24)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.55)         (1.00)          (.36)          (.27)          (.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.18          $5.71          $5.88          $5.83          $5.34
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $35            $62            $63            $74            $67
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.31%          1.28%          1.21%          1.29%          1.54%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.31%          1.28%          1.21%          1.29%          1.24%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.41%           .99%          1.35%          1.07%           .95%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     24%            35%            46%            57%            59%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (18.65%)        14.47%          7.39%         14.52%         12.85%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 40 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.66          $5.82          $5.77          $5.29          $4.95
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .03(b)         .01(b)         .04            .01             --
Net gains (losses) (both realized and
 unrealized)                              (1.04)           .78            .32            .70            .59
-----------------------------------------------------------------------------------------------------------
Total from investment operations          (1.01)           .79            .36            .71            .59
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.02)          (.02)          (.02)            --           (.01)
Distributions from realized gains          (.48)          (.93)          (.29)          (.23)          (.24)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.50)          (.95)          (.31)          (.23)          (.25)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.15          $5.66          $5.82          $5.77          $5.29
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $7            $15            $19            $28            $25
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              2.07%          2.05%          1.97%          2.05%          2.30%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          2.07%          2.05%          1.97%          2.05%          2.00%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .65%           .23%           .59%           .30%           .16%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     24%            35%            46%            57%            59%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (19.35%)        13.75%          6.51%         13.66%         12.00%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  41

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.64          $5.82          $5.77          $5.29          $4.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .03(b)         .01(b)         .04            .01             --
Net gains (losses) (both realized and
 unrealized)                              (1.03)           .76            .32            .70            .60
-----------------------------------------------------------------------------------------------------------
Total from investment operations          (1.00)           .77            .36            .71            .60
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.03)          (.02)          (.02)            --           (.01)
Distributions from realized gains          (.48)          (.93)          (.29)          (.23)          (.24)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.51)          (.95)          (.31)          (.23)          (.25)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.13          $5.64          $5.82          $5.77          $5.29
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $1             $1             $1             $1             $1
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              2.08%          2.04%          1.98%          2.06%          2.30%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          2.08%          2.04%          1.98%          2.06%          2.00%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)               .65%           .23%           .58%           .30%           .19%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     24%            35%            46%            57%            59%
-----------------------------------------------------------------------------------------------------------
Total return(g)                         (19.25%)        13.50%          6.56%         13.62%         12.19%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 42 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005        2004(B)
Net asset value, beginning of period      $5.75          $5.91          $5.86          $5.36          $5.57
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .10(c)         .08(c)         .12            .07            .03
Net gains (losses) (both realized and
 unrealized)                              (1.07)           .79            .32            .72           (.24)
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.97)           .87            .44            .79           (.21)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.10)          (.10)          (.10)          (.06)            --
Distributions from realized gains          (.48)          (.93)          (.29)          (.23)            --
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.58)         (1.03)          (.39)          (.29)            --
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.20          $5.75          $5.91          $5.86          $5.36
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $11            $17            $13            $38            $16
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .86%           .85%           .75%           .86%          1.02%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .86%           .85%           .75%           .86%           .93%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.87%          1.41%          1.85%          1.50%          1.33%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     24%            35%            46%            57%            59%
-----------------------------------------------------------------------------------------------------------
Total return                            (18.41%)        15.10%          7.86%         14.97%         (3.77%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to July 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  43

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,                                   2008           2007(B)
Net asset value, beginning of period                             $5.69          $6.55
-------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                                    .07            .02
Net gains (losses) (both realized and unrealized)                (1.03)           .15
-------------------------------------------------------------------------------------
Total from investment operations                                  (.96)           .17
-------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                              (.07)          (.10)
Distributions from realized gains                                 (.48)          (.93)
-------------------------------------------------------------------------------------
Total distributions                                               (.55)         (1.03)
-------------------------------------------------------------------------------------
Net asset value, end of period                                   $4.18          $5.69
-------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                            $--            $--
-------------------------------------------------------------------------------------
Gross expenses prior to expense waiver/reimbursement(d),(e)      1.65%          1.63%(f)
-------------------------------------------------------------------------------------
Net expenses after expense waiver/reimbursement(e),(g),(h)       1.41%          1.63%(f)
-------------------------------------------------------------------------------------
Net investment income (loss)                                     1.32%           .55%(f)
-------------------------------------------------------------------------------------
Portfolio turnover rate                                            24%            35%
-------------------------------------------------------------------------------------
Total return                                                   (18.44%)         2.84%(i)
-------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

 44 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,                                   2008           2007(B)
Net asset value, beginning of period                             $5.70          $6.55
-------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                                    .08            .03
Net gains (losses) (both realized and unrealized)                (1.04)           .15
-------------------------------------------------------------------------------------
Total from investment operations                                  (.96)           .18
-------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                              (.08)          (.10)
Distributions from realized gains                                 (.48)          (.93)
-------------------------------------------------------------------------------------
Total distributions                                               (.56)         (1.03)
-------------------------------------------------------------------------------------
Net asset value, end of period                                   $4.18          $5.70
-------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                            $--            $--
-------------------------------------------------------------------------------------
Gross expenses prior to expense waiver/reimbursement(d),(e)      1.39%          1.38%(f)
-------------------------------------------------------------------------------------
Net expenses after expense waiver/reimbursement(e),(g),(h)       1.15%          1.38%(f)
-------------------------------------------------------------------------------------
Net investment income (loss)                                     1.58%           .80%(f)
-------------------------------------------------------------------------------------
Portfolio turnover rate                                            24%            35%
-------------------------------------------------------------------------------------
Total return                                                   (18.38%)         3.03%(i)
-------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  45

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2008              2007           2006           2005           2004
Net asset value, beginning of period      $5.74          $5.90          $5.85          $5.36          $4.99
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .10(b)         .07(b)         .10            .07            .04
Net gains (losses) (both realized and
 unrealized)                              (1.04)           .78            .32            .70            .61
-----------------------------------------------------------------------------------------------------------
Total from investment operations           (.94)           .85            .42            .77            .65
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.10)          (.08)          (.08)          (.05)          (.04)
Distributions from realized gains          (.48)          (.93)          (.29)          (.23)          (.24)
-----------------------------------------------------------------------------------------------------------
Total distributions                        (.58)         (1.01)          (.37)          (.28)          (.28)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.22          $5.74          $5.90          $5.85          $5.36
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.15%          1.13%          1.00%          1.11%          1.36%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .81%          1.12%          1.00%          1.11%          1.06%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              1.90%          1.14%          1.69%          1.25%          1.12%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                     24%            35%            46%            57%            59%
-----------------------------------------------------------------------------------------------------------
Total return                            (17.99%)        14.67%          7.55%         14.67%         13.14%
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.

--------------------------------------------------------------------------------

 46 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,                                   2008           2007(B)
Net asset value, beginning of period                             $5.72          $6.55
-------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                                    .09            .05
Net gains (losses) (both realized and unrealized)                (1.07)           .15
-------------------------------------------------------------------------------------
Total from investment operations                                  (.98)           .20
-------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                                --           (.10)
Distributions from realized gains                                 (.48)          (.93)
-------------------------------------------------------------------------------------
Total distributions                                               (.48)         (1.03)
-------------------------------------------------------------------------------------
Net asset value, end of period                                   $4.26          $5.72
-------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                            $--            $--
-------------------------------------------------------------------------------------
Total expenses(d),(e)                                             .92%           .83%(f)
-------------------------------------------------------------------------------------
Net investment income (loss)                                     1.81%          1.45%(f)
-------------------------------------------------------------------------------------
Portfolio turnover rate                                            24%            35%
-------------------------------------------------------------------------------------
Total return                                                   (18.41%)         3.40%(g)
-------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g)  Not annualized.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  47

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM ----------------------------------------------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE LARGE CAP VALUE FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Large Cap Value Fund (the Fund) (one of the portfolios constituting the RiverSource Large Cap Series, Inc.) as of July 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for the each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through July 31, 2006, were audited by other auditors whose report dated September 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

--------------------------------------------------------------------------------

 48 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Large Cap Value Fund of the RiverSource Large Cap Series, Inc. at July 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                            /s/ Ernst & Young
LLP
Minneapolis, Minnesota
September 22, 2008

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  49

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended July 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:

      Qualified Dividend Income for individuals.............            100%
      Dividends Received Deduction for corporations.........            100%
      U.S. Government Obligations...........................           1.83%

CAPITAL GAIN DISTRIBUTION - the Fund designates $6,362,065 to be taxed as long-term capital gain.

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

 50 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 54
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  51

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

 52 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 53
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 49                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  53

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 54 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  55

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------

IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was slightly below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its continued

--------------------------------------------------------------------------------

 56 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

appropriateness. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

--------------------------------------------------------------------------------

                      RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT  57

PROXY
VOTING ----------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

 58 RIVERSOURCE LARGE CAP VALUE FUND -- 2008 ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

NOTES --------------------------------------------------------------------------

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

NOTES --------------------------------------------------------------------------

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

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

NOTES --------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian
   Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return
   Currency and Income Fund
Threadneedle Global Extended Alpha
   Fund
ADVICE-BUILT(SM) SOLUTIONS
RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RIVERSOURCE PORTFOLIO BUILDER
   SERIES
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder Total
   Equity Fund
RIVERSOURCE RETIREMENT PLUS(R)
   SERIES
RiverSource Retirement Plus 2010
   Fund
RiverSource Retirement Plus 2015
   Fund
RiverSource Retirement Plus 2020
   Fund
RiverSource Retirement Plus 2025
   Fund
RiverSource Retirement Plus 2030
   Fund
RiverSource Retirement Plus 2035
   Fund
RiverSource Retirement Plus 2040
   Fund
RiverSource Retirement Plus 2045
   Fund
RIVERSOURCE STRATEGIC ALLOCATION
   FUND
RIVERSOURCE BALANCED FUND
SINGLE-STRATEGY FUNDS
GROWTH FUNDS
RiverSource Partners Aggressive
   Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap
   Growth Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and
   Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage
   Fund
RiverSource Partners Small Cap
   Equity Fund
RiverSource Small Company Index
   Fund
VALUE FUNDS
RiverSource Disciplined Large Cap
   Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Dividend Opportunity
   Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental
   Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value
   Fund
RiverSource Partners Small Cap
   Value Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined
   International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income
   Fund
RiverSource Partners International
   Select Growth Fund
Threadneedle International
   Opportunity Fund
RiverSource Partners International
   Select Value Fund
RiverSource Partners International
   Small Cap Fund

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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond
   Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities
   Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Short Duration U.S.
   Government Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource U.S. Government
   Mortgage Fund
TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt
   Fund
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Minnesota Tax-Exempt
   Fund
RiverSource New York Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income
   Fund
RiverSource Tax-Exempt Money Market
   Fund**

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE LARGE CAP VALUE FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                              S-6246 J (9/08)